SECOND AMENDMENT
                                          TO
                 CNG NONEMPLOYEE DIRECTORS' FEE PLAN TRUST AGREEMENT


               This Agreement made this 1st day of October, 1996 by and

          between Connecticut Natural Gas Corporation of Hartford,

          Connecticut ("CNG") and Putnam Fiduciary Trust Company, a

          Massachusetts trust company having its principal office in

          Boston, Massachusetts ("Trustee");



                                W I T N E S S E T H :



               WHEREAS, by Agreement dated September 28, 1995, CNG and

          Fleet Bank, N.A. entered into the CNG Nonemployee Directors' Fee

          Plan Trust Agreement (the "Agreement"); and

               WHEREAS, Fleet Bank, N.A. has been removed as Trustee and

          Putnam Fiduciary Trust Company has been appointed successor

          Trustee and has accepted said position of trust; and

               WHEREAS, CNG and the Trustee wish to amend the Agreement in the particulars set forth below; and

               WHEREAS, the right to amend the Agreement has been reserved in Paragraph 10.1 thereof; and

               WHEREAS, the Agreement was previously amended by a First

          Amendment thereto;

               NOW, THEREFORE, CNG and the Trustee hereby agreed to amend the Agreement as follows:




               1.   The following sentence is added to Section 1.1 at the

          end thereof:

                    "The appointment of Putnam Fiduciary Trust Company as
               Trustee is effective October 1, 1996."

               2.   Section 2.1 is amended to read as follows:

                    "2.1  The Trustee shall maintain records relating to
               the Fund and its investment, and shall also maintain Participant records contemplated by the Plan if CNG and the Trustee so agree. If the Trustee maintains such Participant records, they shall be made available promptly upon request to CNG. CNG shall also perform such other duties and responsibilities as CNG determines are necessary or advisable to achieve the objectives of this Agreement."

               3.   Section 5.2 is amended to read as follows:

                    "5.2 (a)  The Trustee shall invest and reinvest the
               assets of the Trust in shares of any open-end registered investment company for which Putnam Investment Management, Inc. serves as investment advisor or for which Putnam Mutual Funds Corp. is the principal underwriter, as directed by CNG. Except as provided in (b) below, all rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

                         (b)  Any voting rights with respect to Trust
               assets will be exercised in accordance with directions from CNG and dividend rights with respect to the Trust assets will be invested pursuant to directions from CNG.

                         (c) Except to the extent that such powers may be limited by applicable regulatory authority, or as otherwise directed by CNG in writing, the Trustee shall have the following powers and rights, and shall be subject to the following duties with respect to the Trust, in addition to those provided elsewhere in the Trust or by law:

                              (1)  To receive and hold all contributions
                    paid to it under the Plan; provided, however, that it shall have no duty to require any contributions to be made to it.

                              (2)  To retain in cash or cash equivalents
                    either all or a portion of the Trust, either to await investment or to meet contemplated payments of Plan benefits, and to deposit funds (in savings accounts, certificates of deposit or checking accounts) in any financial institution supervised by the United States


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                    or a State, including, if the Trustee is a bank, its
                    own banking department or the banking department of an affiliate, if such deposits bear a reasonable rate of interest.

                              (3)  To invest in units of any common trust
                    fund or money market or daily interest fund operated or approved by the Trustee.

                              (4)  To make payments from the Trust to such
                    persons, in such manner, at such times and in such amounts as CNG shall direct, without inquiring as to whether a payee is entitled to the payment or as to whether the payment is proper, to the extent such payment is made in good faith without actual notice or knowledge of the impropriety of such payment.

                              (5)  As directed by CNG, to compromise,
                    contest, arbitrate, settle or abandon claims and demands.

                              (6)  As directed by CNG, to begin, maintain
                    or defend any litigation necessary or appropriate in connection with the investment, reinvestment and administration of the Trust.

                              (7)  To hold securities in its name as
                    Trustee or in the name of its nominee or nominees, or in such other form as it determines best, with or without disclosing the trust relationship, and to execute such documents as are necessary to accomplish the foregoing; provided, however, that the records of the Trustee shall indicate the actual ownership of such securities or other property.

                              (8)  To make, execute, acknowledge and
                    deliver any and all instruments that may be necessary or appropriate to carry out the powers herein granted.

                              (9)  To require, before making any payment,
                    such release or other document from any taxing authority or such indemnity from the intended payee as the Trustee deems necessary.

                         (d) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by CNG which is contemplated by, and in conformity with, the terms of the Plan or the Trust and is






               given in writing by CNG. In the event of a dispute between CNG and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

                         (e) If the Trustee undertakes or defends any litigation arising in connection with this Trust, CNG agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorney's fees and expenses) relating thereto and to be primarily liable for such payments. If CNG does not pay such costs, expenses and liabilities within 30 days of being billed for such amounts, the Trustee may obtain payment from the Trust.

                         (f) The Trustee may consult with legal counsel (who may also be counsel for CNG) with respect to any of its duties or obligations hereunder.

                         (g) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder, and pay their reasonable expenses and compensation from the Trust to the extent not paid by CNG.

                         (h) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein.

                         (i) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                         (j)  The Trustee may invest in securities
               (including stock or rights to acquire stock) or obligations issued by CNG, including CNG Common Stock, as directed by CNG. Except as provided in (b) above, all rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan Participants.

                         (k) CNG shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right referred to in the preceding sentence is exercisable by CNG in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity."

               4.   The second sentence of Section 8.5 is deleted.






               5.   Section 12.1 is amended by the deletion of the word

          "Connecticut" and the substitution of "Massachusetts" in lieu thereof.

               6.   Except as hereinabove modified and amended, the

          Agreement shall remain in full force and effect.

               7.   This amendment is effective October 1, 1996.

               IN WITNESS WHEREOF, the parties hereto have caused this

          Amendment to be duly executed this ____ day of _______________,

          1996.


          ATTEST:                       CONNECTICUT NATURAL GAS CORPORATION


          ___________________________   By_________________________________
                                          Its


          ATTEST:                       PUTNAM FIDUCIARY TRUST COMPANY


          ___________________________   By_________________________________
                                          Its



          STATE OF CONNECTICUT     )
                                   :  ss.              1996
          COUNTY OF                )

               Personally appeared ____________________________________,
          ______________________ of Connecticut Natural Gas Corporation as aforesaid, signer of the foregoing instrument, and acknowledged the same to be ______ free act and deed as such _______________________ and the free act and deed of said corporation, before me.




                                        Commissioner of the Superior Court
                                        Notary Public
                                        My Commission Expires:








          ________ OF ____________ )
                                   :  ss.              1996
          COUNTY OF                )

               Personally appeared ____________________________________,
          ______________________ of Putnam Fiduciary Trust Company, as aforesaid, signer of the foregoing instrument, and acknowledged the same to be ______ free act and deed as such _______________________ and the free act and deed of said corporation, before me.




                                        Commissioner of the Superior Court
                                        Notary Public
                                        My Commission Expires:






































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